Exhibit 10.37

EXECUTIVE MEDICAL EXPENSE REIMBURSEMENT PLAN

Amended as of July 29, 2004

TABLE OF CONTENTS
Page

I.	INTRODUCTION	-1-

II.	ELIGIBILITY	-1-

	ELIGIBILITY REQUIREMENTS - ACTIVE EMPLOYEES	-1-
	ELIGIBILITY REQUIREMENTS - DEPENDENTS	-1-
	EFFECTIVE DATE OF COVERAGE	-2-
	PARTICIPANT CONTRIBUTIONS	-2-

III.	MEDICAL BENEFITS	-2-

	GENERAL PROVISIONS	-2-
	COVERED EXPENSES	-2-
	MAXIMUM BENEFIT	-3-

IV.	GENERAL LIMITATIONS	-3-

V.	CLAIM FILING INFORMATION	-4-

	COORDINATION OF BENEFITS	-5-
	GENERAL PROVISION	-5-
	RIGHT TO RECEIVE AND RELEASE INFORMATION	-5-
	RIGHT TO MAKE PAYMENT TO OTHER ORGANIZATIONS	-5-

VII.	TERMINATION OF COVERAGE	-5-

	WHEN COVERAGE ENDS	-5-
	AMENDMENT AND TERMINATION	-6-

VIII.	OPTIONAL CONTINUATION OF COVERAGE	-6-

IX.	OTHER IMPORTANT PROVISIONS	-6-

	ACTS OF THIRD PARTIES	-6-
	RECOVERY OF EXCESS PAYMENTS	-7-
	FACILITY OF PAYMENT	-7-
	CASE REVIEW	-7-
	PROOF OF DISABILITY	-8-
	FRAUD	-8-
	COMPETITION	-8-
	ADMINISTRATION	-8-
	MISCELLANEOUS	-8-

EXECUTIVE MEDICAL EXPENSE REIMBURSEMENT PLAN

I.     INTRODUCTION

This Executive Medical Expense Reimbursement Plan (the "MERP") has been established by Milacron Inc. (the "Company") for certain elected officers and designated key employees and their eligible dependents.

This document describes the benefits provided under the MERP. The MERP will be administered according to the provisions set forth in this document.

The MERP is a self-funded program. The Company may from time-to-time contract with a third-party administrator to process claims and issue payments on behalf of the Company.

The benefits referenced in this document are effective as of January 1, 1995

II.     ELIGIBILITY

ELIGIBILITY REQUIREMENTS - ACTIVE EMPLOYEES

An employee elected to the position of Chairman, President, Chief Executive Officer, Chief Operating Officer, Vice President, Treasurer or Controller of Milacron Inc. or designated as a key employee for purposes of this plan by the Personnel and Compensation Committee of the Board of Directors of the Company shall become a "Participant" in the MERP on the first day of his employment as an elected officer or as a designated key employee.

ELIGIBILITY REQUIREMENTS - DEPENDENTS

An "Eligible Dependent" is:

  The lawful spouse of the Participant.

  The Participant's unmarried children who are under age 26, including step-children who live with the Participant in a regular parent-child relationship and who depend primarily upon the Participant for support and maintenance. The Participant's mentally or physically handicapped children incapable of self-sustaining employment may continue past the limiting age of 25, provided that the dependent continues to meet all other eligibility requirements described in the preceding sentence.

EFFECTIVE DATE OF COVERAGE

Coverage for a Participant begins on the first day of employment as an elected officer or as a designated key employee. Coverage for an Eligible Dependent begins on the date the related Participant's coverage becomes effective.

For a new dependent, coverage begins on the day the dependent becomes an Eligible Dependent.

PARTICIPANT CONTRIBUTIONS

Participants are not required to make contributions in order to participate in the MERP.

III.     MEDICAL BENEFITS

GENERAL PROVISIONS

Upon receipt of required documentation satisfactory to the Company (or its authorized claims representative) that a Participant has incurred a Covered Expense, the MERP shall pay such Participant for that portion of the Covered Expense that is determined by the Company (or its authorized claims representative) to be medically necessary.

The total Covered Expenses per calendar year that are payable under the MERP to a Participant and his Eligible Dependents are subject to the "Maximum Benefit" described below.

COVERED EXPENSES

The term "Covered Expense" means an expense incurred by or on behalf of a Participant or an Eligible Dependent for the charges below which is not excluded from coverage under the provisions of Section IV. An expense is considered a Covered Expense to the extent that the expense is attributable to products and/or services which have been recommended by a physician. Covered Expenses will include only those expenses incurred for:

  Medical services and supplies.

  Dental services and supplies.

  Vision care services and supplies and for eye examinations and eyeglasses, including contact lenses.

  Auditory care services and supplies.

  Daily living while the Participant or Eligible Dependent is receiving treatment at a medical facility but residing outside the facility.

MAXIMUM BENEFIT

The "Maximum Benefit" in a calendar year is: $25,000.

IV.     GENERAL LIMITATIONS

No payment will be made under the MERP for expenses incurred:

  For or in connection with an injury arising out of, or in the course of, any employment for wage or profit.

  For or in connection with an injury or sickness which is covered and paid under any workers' compensation or similar law.

  For charges made by a hospital owned or operated by the United States Government.

  To the extent that payment is unlawful where the Participant or Eligible Dependent resides when the expenses are incurred.

  For charges which the Participant or Eligible Dependent is not legally required to pay.

  For charges which would not have been made if the Participant or Eligible Dependent had no coverage.

  For charges for care, treatment or surgery that are not medically necessary.

  For expenses covered and paid under any other health plan or insurance policy.

  For or in connection with custodial care, education, or training.

  To the extent that the Participant or Eligible Dependent is in any way paid or entitled to payment for those expenses by or through a public program.

  For experimental drugs or substances not approved by the Food and Drug Administration, or for drugs labeled: "caution - limited by federal law to investigational use."

  For or in connection with experimental procedures or treatment methods not approved by the American Medical Association or the appropriate medical specialty society.

  For premiums for any health plan or insurance plan.

V.     CLAIM FILING INFORMATION

A claim shall be initiated by the filing of a completed and signed form with the Company (or its authorized claims representative). The claim will be processed as soon as possible after the claim forms and all necessary supporting records and documents are filed with the Company (or its authorized claims representative). Approval or denial of the claim will normally be made within 90 days after the claim and all necessary records have been received by the Company (or the authorized claims representative). If additional time is required in special cases, the claimant will be notified in writing before the expiration of the initial time period of the special circumstances requiring an extension of time and of the date by which the Company (or its authorized claims representative) expects to render the final decision, which will be not more than 90 days after receipt of the completed claim form.

If the Participant's claim is wholly or partially denied, written notice will be mailed to such Participant setting forth the specific reason(s) for the denial and specific reference to the MERP provision on which the denial was based, a description of any additional material or information necessary for the Participant to complete the claim and explanation of why such material or information is necessary, and an explanation of the MERP's review procedure.

If the claimant's claim for benefits has been denied in whole or in part, the claimant may request a full review by filing a written request with the Company (or its authorized claims representative) within 60 days after receiving written notification of the denial of the claim. If a claimant appeals the denial of the claim, such claimant shall be entitled to be represented by a duly authorized representative without expense to the MERP, and a claimant or claimant's representative may review any pertinent documents and submit issues and comments in writing. The Company (or its authorized claims representative) will review the appeal and ordinarily notify the claimant of its final decision within 60 days of the receipt of their request. If special circumstances require an extension of time, the claimant will be notified of such extension during the 60 days following the receipt of the claimant's request.

VI.     COORDINATION OF BENEFITS

GENERAL PROVISION

Benefits payable under this plan will be coordinated with all other applicable plans to the extent required by applicable law, in such a manner that the combined, coordinated payment shall not exceed the total expenses incurred.

Coordination with federal programs, including Medicare, Medicaid and Champus, will be according to the respective regulations determining the federal programs to be primary or secondary.

If the Participant is eligible but not enrolled in Medicare, benefits under this plan will be reduced by the amount that would have been payable by Medicare.

RIGHT TO RECEIVE AND RELEASE INFORMATION

The MERP may, without the consent of or notice to any person, release to or obtain from any insurance company or other organization, or from any person, any information the MERP deems necessary to implement this coordination of benefits provision or to determine whether an expense qualifies as a Covered Expense. All persons claiming benefits under the MERP must furnish all information required by the MERP to implement this coordination of benefits provision or to determine whether an expense qualifies as a Covered Expense.

RIGHT TO MAKE PAYMENT TO OTHER ORGANIZATIONS

When payments which should have been made by the MERP have been made by another plan, the MERP shall have the right to pay the other plan any amount necessary to satisfy this coordination of benefits provision. Amounts thus paid will be considered benefits paid under the MERP and, to the extent of such payments, the MERP shall be fully discharged from any liability with respect to the Participant for whom payment was made.

VII.     TERMINATION OF COVERAGE

WHEN COVERAGE ENDS

A Participant's coverage under the MERP ends on the earliest of:

  Thirty (30) days following the date his employment as an elected officer or as a designated key employee terminates.

  The date the MERP is terminated, subject to the provisions under "Amendment and Termination", below.

An Eligible Dependent's coverage ends on the earliest of:

  The date the related Participant's coverage ends.

  The date the dependent no longer meets the eligibility requirements under "Eligibility Requirements - Dependents" in Section II.

  The date the dependent enters full-time military service, not including a military reserve unit.

AMENDMENT AND TERMINATION

The Company reserves the right, in its sole and exclusive discretion, at any time and from time to time, to amend the MERP in any respect or terminate the MERP without restriction and without the consent of any Participant.

VIII.     OPTIONAL CONTINUATION COVERAGE

A Participant and his Eligible Dependents have the right to continue coverage under the MERP in accordance with and pursuant to the provisions of Section 4980B of the Internal Revenue Code of 1986, as amended and Section 601 of the Employee Retirement Income Security Act of 1974, as amended ("COBRA") when a "qualifying event" occurs, as defined under COBRA. The Company will give written notice of the right to elect to continue coverage under the MERP and the cost, if any, to continue coverage, in accordance with the provisions of COBRA. The Participant or Eligible Dependent may be required to pay a monthly premium for continuation of coverage, which coverage will end on the earliest date allowable under COBRA.

IX.     OTHER IMPORTANT PROVISIONS

ACTS OF THIRD PARTIES

If, in the opinion of the Company (or its authorized claims representative), it appears that a Participant may have been injured through an act or omission of another person, no benefits will be payable under the MERP until the Participant shall agree in writing:

  To immediately reimburse the MERP, to the extent of benefits provided by the MERP, upon collection of damages, whether by legal action, settlement or otherwise, and

  To provide the MERP with a completed and signed agreement directing reimbursement of medical payments, to the extent of benefits provided by the MERP.

Refusal of the Participant to execute the documents described above will relieve the MERP of all contractual obligations contained in this document relating to Covered Expenses incurred by the Participant.

RECOVERY OF EXCESS PAYMENTS

When payments have been made by the MERP in excess of the amounts necessary to satisfy the provisions of the MERP as described in this document, the MERP shall have the right to recover such excess payments from any person or organization to which the excess payments were made.

FACILITY OF PAYMENT

Under normal conditions, benefits are payable to the Participant and can only be paid directly to another party upon a signed authorization from the Participant. If, in the opinion of the Company (or its authorized claims representative), conditions exist under which a valid release or assignment cannot be obtained, the Company (or its authorized claims representative) may make payment to any individual or organization that has, in the Company's opinion (or the opinion of its authorized claims representative), assumed the care or principal support of the Participant and is, therefore, equitably entitled thereto.

The Company (or its authorized claims representative) may, at its sole discretion, honor benefit assignment made prior to the death of a Participant in relation to remaining benefits payable by the MERP.

Any payment made by the Company (or its authorized claims representative) in accordance with the above provision shall fully discharge the MERP of its liability to the Participant to the extent of such payment.

CASE REVIEW

The MERP shall have the right to request, at its own expense, copies of medical records, charges, office records, nurse's notes and any other documentation deemed necessary to determine the benefits due under the MERP.

The MERP shall also have the right, at its own expense, to retain the services of professional review organizations to examine and render expert opinion regarding any documentation, charges, procedure records or any pertinent aspect of a medical expense submitted to the MERP for determination of benefits.

PROOF OF DISABILITY

In the case of a mentally or physically handicapped dependent, proof of disability must be furnished to the Company (or its authorized claims representative) within thirty-one (31) days of the limiting age of 25 specified in Section II of the MERP in order for coverage to continue beyond the limiting age of 25. Proof of disability must also be furnished from time to time as required by the Company (or its authorized claims representative).

FRAUD

In the event that a Participant shall at any time be dismissed for, or convicted of a crime involving dishonesty or fraud on his part in his relationship with the Company, all benefits which would otherwise be payable to him under the MERP shall be forfeited.

COMPETITION

By accepting payment of any benefit under the MERP, the Participant agrees not to be employed, or consult, in any business which is, or is about to be, engaged in a business of the same or substantially the same nature as the businesses of the Company or its subsidiaries without prior written consent of the Company, and breach of this agreement by the Participant shall be cause for termination of payment of benefits under the MERP.

ADMINISTRATION

The general administration of the MERP and the responsibility for carrying out and interpreting the provisions hereof shall be vested in the Vice President of Human Resources of the Company. The Vice President of Human Resources shall adopt such rules and regulations as it may deem necessary for the proper administration of the MERP, which are not inconsistent with the provisions hereof, and its decision in all matters shall be final, conclusive and binding.

MISCELLANEOUS

  Nothing contained in the MERP guarantees the continued employment of a Participant with the Company.

  No benefit hereunder may be assigned, pledged, mortgaged or hypothecated and, to the extent permitted by law, no such benefit shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same.

  If a Participant entitled to receive a benefit under the MERP is deemed by the Vice President of Human Resources or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for such benefit, such payments shall be paid to such person or persons as the Compensation Committee shall designate or to the duly appointed guardian or other legal representative of such Participant. Such payment shall, to the extent made, be deemed a complete discharge for such payments under the MERP.

  Payments made under the MERP shall be subject to withholding as shall at the time be required under any income tax or other laws, whether of the United States or any other jurisdiction.

  All expenses and costs in connection with the operation of the MERP shall be paid by the Company.

  The provisions of the MERP shall be construed according to laws of the State of Ohio.